SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (973) 557-8914.

Windstar, Inc. No 47 Hala Pegoh, Taman Sri Pengkalan 31650 Ipoh, Perak, Malaysia (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Items 2.01 and 5.01 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2010, our former President, Chief Executive Officer, Principal Executive Officer and Director, Siew Mee Fam, along with our former Director, Sze Yein Wong, purchased our air purification device business in exchange for the forgiveness of twenty thousand two hundred and fifty dollars ($20,250)  in debts we owed to them. Specifically, in accordance with an “Assignment of Assets Agreement,” Messrs. Fam and Wong acquired all of our existing business and our assets in exchange for the cancellation of $20,250 in debts we owed to such prior management.

A copy of the Assignment of Assets Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference. The foregoing description of the Assignment of Assets Agreement is qualified in its entirety by reference to the full text of the Assignment of Assets Agreement.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 5.01 below is incorporated by reference herein.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On July 15, 2010, Mr. Randall McCoy purchased an aggregate of one million two hundred thousand (1,200,000) restricted shares of our common stock from our former President, Chief Executive Officer, Principal Executive Officer and Director, Siew Mee Fam, and our former Director, Sze Yein Wong. Under the Stock and Debt Purchase Agreement, Mr. McCoy also purchased two thousand two hundred and fifty dollars ($2,250) in debt we owed to Messrs. Fam and Wong.  The cash consideration for the transaction was $14,250.

Following the change of control transaction above, we entered into a Debt Conversion Agreement with Mr. McCoy and agreed to convert the debt held by Mr. McCoy in exchange for 225,000 shares of our common stock.

As a result of the above transactions, Mr. McCoy now owns 60% of the issued and outstanding shares of our common stock and a change of control has occurred.  These shares do not include shares held by Pous LLC, which is owned by a relative of Mr. McCoy.

Simultaneously with the above-referenced sales of restricted common stock, both Mr. Fam and Mr. Wong resigned from all positions held with our company.

Mr. McCoy has agreed to serve as our Chief Executive Officer, Principal Executive Officer and Director of our company.  For background information with respect to Mr. McCoy and the appointment of other executive officers, see the disclosures below in this Item 5.01 and in Item 5.02 hereinafter.

There are no arrangements or understandings among members of both former and new control groups and their associates with respect to election of directors or other matters.

Copies of the Stock and Debt Purchase Agreement and Debt Conversion Agreement are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference. The foregoing description of the Stock and Debt Purchase Agreement and Debt Conversion Agreement are qualified in their entirety by reference to the full text of those agreements.

Form 10 Information

Business

We were incorporated as “Windstar, Inc.” on September 6, 2007, in the State of Nevada for the purpose of developing an air purification device. As a consequence of the transactions described above, we will no longer pursue this line of business. We have assigned our business and all related assets to our former officers and directors, who have agreed to indemnify us against any related liabilities.

We have changed our name to Regenicin, Inc. We have also processed a forward split our common stock on the basis of 34 to 1, which will go into effect after a review from FINRA.  In the weeks ahead, we intend to raise money in a private offering to fund our new line of business.

We have adopted a new business plan.  In accordance with our new business plan, we intend to develop and commercialize a potentially lifesaving technology by the introduction of tissue-engineered skin substitutes to restore the qualities of healthy human skin. The success of our business plan is contingent upon the closing of the Lonza Transaction, described below, and our ability to obtain financing and regulatory approval of our products.  As such, the description of our business contained in this Current Report on Form 8-K assumes the closing of the Lonza Transaction, future financing and regulatory approvals.

Lonza Transaction

We will enter into a Know How License and Stock Purchase Agreement (the “Lonza Agreement”) with Lonza Walkersville, Inc. (“Lonza”) which will be effective upon the closing of an offering and the payment of certain fees to Lonza.  The Lonza Agreement contemplates that the Lonza Transaction will be completed in two stages.

License

In the first stage of the Lonza Transaction, the Company will receive, in exchange for the payment of $3 million, an exclusive license to use certain proprietary “Know-How” necessary to develop and seek the approval (“FDA Approval”) by the FDA for the commercial sale of PermaDerm™, including, without limitation, information relating to product specifications, manufacturing, testing, facilities, Master Batch Records and standard operating procedures, and Lonza will provide us with certain related assistance and support.  We believe we can create and implement a successful strategy to conduct additional human clinical trials and to assemble and present other relevant information and data in order to obtain such approval for PermaDerm™ and possible related products in due course over the next few years.

Acquisition of Cutanogen

The Lonza Transaction contemplates that, upon receipt of the FDA Approval, in the second stage of the transaction, the Company will execute a Stock Purchase Agreement pursuant to which the Company will purchase all of the outstanding stock of Cutanogen Corporation (“Cutanogen”) from Lonza for an additional purchase price of $2 million. Cutanogen currently has no operating business, but holds certain and exclusive licenses (the “Cutanogen Licenses”) to patent rights (“Patent Rights”) owned by The Regents of the University of California and the University of Cincinnati and the Shriners Hospital for Children related to the commercialization of PermaDerm™.  Upon our acquisition of Cutanogen, we will obtain beneficial use of the Cutanogen Licenses.

Manufacturing & Distribution

In the second stage of the Lonza Transaction, it also is anticipated that we will sign a Manufacturing Agreement and a Distribution Agreement with Lonza, pursuant to which we will appoint Lonza as our exclusive manufacturer and distribution agent, respectively, for PermaDerm™ and Lonza will share in our product revenue.  Because Lonza will retain such exclusive manufacturing and distribution rights, we believe that maintaining a good working relationship with Lonza will be critical for the success of our business.

Grant Money; Costs and Expenses

The Lonza Agreement also provides for the sharing of certain grant moneys by us and Lonza and the payment by us to Lonza of expenses related to the Know-How, expenses related to the prosecution and maintenance of the Patent Rights and certain payments due under a Settlement Agreement and Release with Cambrex Bioscience Walkersville, Inc.  Cutanogen will also be responsible for certain payments respecting the Patent Rights and for other expenses

Products and Technology

Our products will utilize the emerging technology of tissue engineering by which cells and biopolymers are combined to generate devices for surgical therapy.  These platform technologies combine technology for proliferation and cryopreservation of human skin cells with technology for fabrication of implantable collagen, the main structural fiber in the body.  A proprietary collagen sponge is prepared and skin cells are added to produce a skin substitute that can be grafted surgically to wounds and result in permanent skin repair.  For treatment of acute wounds (burns, plastic surgery), autologous cells (i.e., where the recipient is donor) are transplanted and reform skin tissue that is not rejected.  For treatment of chronic wounds (leg ulcers, bed sores), either autologous or allogenic cells (i.e., where the recipient is not donor) are transplanted to provide wound closure and stimulate permanent healing.  Prototypes of products have been used successfully to treat catastrophic burn injuries, chronic wounds and congenital skin pathologies.  Preliminary data are being collected under a study monitored by The United States Food & Drug Administration (FDA), and the cultured skin substitute for burn treatment has been designated by the FDA as a Humanitarian Use Device (HUD).  Once a product receives a HUD designation, the developer of the product is guaranteed seven years market exclusivity for a specific indication following the product’s approval by the FDA.   Because skin substitutes of this kind are considered medical devices by FDA, each medical indication will define a separate product, but all the skin substitutes use the same platform technologies.  Classification as a medical device will also require manufacturing operations to comply with Good Manufacturing Practices (GMPs).

Unique features of the platform technologies include:

•	modular design for easier fabrication and superior storage
•	use of low-serum or serum-free media for better compliance with pharmaceutical standards for medical products
•	functional epidermal barrier at the time of grafting
•	sufficient versatility to allow simultaneous delivery of cells and drugs
•	compatible designs for gene therapy for future generations of products
•	engineered skin graft with dermal and epidermal components from autologous cells.

Clinical advantages of these platform technologies may include, but are not limited to:

•	reduced pain and scarring from harvesting of donor sites
•	fewer surgeries to complete wound closure
•	shorter hospitalization
•	closure of non-healing wounds
•	less host rejection
•	less need for re-grafting
•	no need for immuno-suppression as with other therapies

These unique features and clinical advantages are believed to provide a competitive advantage to the Company in wound care markets.

Two initial product lines are planned based on these core technologies: PermaDerm™,  and TempaDerm™.  It is our plan to first commercialize PermaDerm™, with the commercialization of TempaDerm™ to follow.   Because care for serious open wounds and burns is concentrated in a relatively small number of treatment centers, we believe that after we obtain FDA approval we will be able to commercialize the product in the U.S. with relatively few marketing and sales personnel.  Initial marketing will be compromised of a two person education effort.  We will identify and train two highly competent (East Coast and West Coast) individuals to in-service the 125 certified burn centers in the proper patient identification and procedures for using PermaDerm™.  Our second effort will be in highly effective marketing and public relations campaigns.  We will target Video news Releases (VNR), television HealthBeat segments and targeted professional journal advertisements.  A person has been targeted to fulfill most of these marketing/PR duties.

PermaDerm™

PermaDerm™ is the only tissue-engineered skin prepared from autologous (patient’s own) skin cells.  It is a combination of cultured epithelium with a collagen-fibroblast implant that produces a skin substitute that contains both epidermal and dermal components.  This model has been shown in preclinical studies to generate a functional skin barrier, and in clinical studies to promote closure and healing of burns.  Self-to-self skin grafts for permanent skin tissue that is not rejected by the immune system of the patient, unlike with porcine or cadaver grafts in which rejection is a critical possibility.

According to data published in the American Burn Association; Journal of Burn Care & Rehabilitation (May/June), there are currently over 2,000 cases annually with burns over 50% of the patient’s total body surface area (TBSA).  PermaDerm™ is the only medical device known at present for treatment of full-thickness burns with autologous cells.  It is anticipated that the use of PermaDerm™  will reduce healthcare costs by decreasing a patient’s stay in the critical care unit a by reducing the need for additional surgeries.

We also intend to commercialize certain intrinsic elements of PermaDerm™.  For example, PermaDerm™ uses a proprietary collagen sponge, called a biomedical polymer, to act as a connective agent in the skin generation process.  This biomedical polymer can be used for a variety of applications outside of the production of PermaDerm™, including as:

•	protection for organs and tendons
•	a barrier for hormones or medicines
•	a protective healing agent for wounds
•	a carrier for stem cells

TempaDerm™

TempaDerm™ is a cultured skin graft for use in the treatment of chronic cutaneous wounds, which skin grafts contain allogeneic skin cells that are rejected or eliminated from the recipient after transplantation.  Use of cells obtained from human donors allows the development of banks of cryopreserved (frozen) cells for unlimited and continuous supply of skin substitutes.  Major types of chronic skin wounds are diabetic leg ulcers, decubitus ulcers, and venous stasis ulcers.  It is estimated that 9% of hospitalized patients over the age of 70 years have chronic cutaneous ulcers.  Therefore, the markets for wound healing products are very large, and are expected to continue to grow as the Baby Boomer population enters its senior years.  There is currently only one product that is approved for treatment of venous stasis and diabetic ulcers.  However, venous stasis and diabetic ulcers do not represent the entire market for chronic wounds, and it remains under-served.  Therefore, we believe that the majority of the chronic wound market remains under-served, and that substantial opportunity remains to capture a large segment of the total chronic wound market.

A cGMP facility contract manufacturer operated by Lonza Walkersville, Inc. (“Lonza”), an affiliate of Lonza Group Ltd, one of the world’s leading suppliers to the pharmaceutical, healthcare and life science industries and the largest cell therapy manufacturer in the world, will be our exclusive manufacturing partner for PermaDerm™, TempaDerm™ and other related products.  It is anticipated that manufacturing will take place predominately in the United States (Maryland), Switzerland (Basel) and Singapore.  Products will be shipped directly by Lonza to treating physicians in kit format with all materials needed for use.

We intend to focus our resources on gaining regulatory approval for the use of our products in the treatment of severe burns and chronic wounds, and to develop the widespread adoption of these technologies into the marketplace.  However, there are other opportunities for these technologies that can be pursued when the time and the resources permit.  They include:

•
Plastic and reconstructive surgery.  Recent clinical investigations have demonstrated feasibility for use of PermaDerm™ for reconstruction of scars in patients who have recovered from massive burn injuries.  Because this is the same medical indication (>50% total body surface area burns) as the primary indication for acute burns, it is expected that the regulatory path may be expedited.  In addition, research has demonstrated successful use of PermaDerm™ for repair of congenital birth defects (giant nevus, amniotic constriction bands) in which skin grafts are required.  These markets are expected to increase the sales of PermaDerm™ beyond acute burns.

•
Licensed and joint-development products.  The platform technologies may also be applied to research and diagnostic products.  An additional major market for cultured skin substitutes is safety testing of consumer products to replace the use of animal testing.  Two prospective licensees for this technology have been identified and a Letter of Intent is expected from one of these companies (one of the largest consumer products suppliers in the world).

Potential Markets

Currently, underserved markets exist for closure of deep skin wounds in patients who either: (i) do not have sufficient donor skin for grafting, as in victims of extensive burns, or (ii) are not good candidates for surgery because of underlying disease or poor healing, as in patients with chronic wounds including diabetic, venous stasis and decubitus ulcers.  Current therapies for chronic wounds include Unna’s boot, hyperbaric oxygen, and  wet to-dry dressings.  Although many patients benefit from one or more of these therapies, the majority continues to suffer due to persistence of their wounds.  In general, patients whose wounds do not heal well are not good candidates for surgery because the donor site of a skin graft often also fails to heal.  Therefore, these patients may suffer from chronic wounds for many years, and some wounds never heal.  Although the cause of the wound is usually from poor blood supply, transplantation of donor cells to wounds has been demonstrated to stimulate wounds to heal.  Therefore, part of the patient population that suffers from chronic wounds can benefit from cell therapies.

Potential customers of our products are physicians or hospitals who order or recommend our products for patients with open wounds.  Benefits to the physicians (and the patients) include earlier wound closure, reduced morbidity and surgeries, and faster and more complete recovery.  The decision to purchase is based on the medical needs of the patient, and the alternatives available to the physician to successfully satisfy those needs.  Many patients with burns and chronic wounds suffer extensively because effective treatments for wound closure are not available to the treating physicians.  Therefore, if an effective therapy is available to treat wounds that otherwise remain open; the physician’s decision is simple medically.  Although the cost of cell therapy is relatively high, it is far less than the cost of persistent open wounds.

Total markets for cultured skin products include three major areas: surgery, toxicology and skin research.  Together, potential markets are estimated to exceed US $11 billion annually.

•
Burns and Plastic and Reconstructive Surgery.  Wound treatments with cultured skin substitutes have increased greatly in the years from 1985 to 2004.  The potential market for treatment of severe burns in the US is currently estimated at $3 billion annually.  Addition of markets for plastic and reconstructive surgery increases this potential market to greater than $4 billion.

•
Chronic Wounds.  Market potential greater than $7 billion annually exists for treatment of chronic wounds (leg ulcers, bed sores, diabetic ulcers).  According to the National Pressure Ulcer Council (NPUC), chronic wounds have an incidence of 9% of the hospitalized population over 70 years old.  At present, transplantation of cultured autologous (self donor) skin cells is not regulated by the FDA.  However, combinations of skin cells with biopolymers are regulated as medical devices.  Full market penetration will require FDA clearance of any regulated therapies.

•
Toxicology Testing.  Markets for toxicology are driven by new requirements for consumer products industries (drugs, soaps, lotions, cosmetics) to replace animals for safety testing of new products.  Although the extent of testing performed by industry is proprietary, all new products are usually screened for dermal irritancy and corrosion before human testing is performed.  Skin cultures have been shown to substitute for animals in certain aspects of safety testing.  Particularly, percutaneous absorption (skin penetration) and release of inflammatory mediators can be measured with cultured skin.  Validation of products is required for full market development.

•
Skin Research.  Our products are sufficiently advanced to begin immediate marketing to research laboratories in government, industry and academics.  These markets are considered smaller than the toxicology or surgery markets, but are sufficiently large to generate revenues to partially support initial operations.

Growth Strategy

Our goal is to build a significant business in the area of skin regeneration for the treatment of burns, chronic wounds and for use in plastic surgery.  We intend to accomplish these goals by the following strategy:

•	close the Lonza Transaction
•	in consultation and cooperation with Lonza, potentially make sales for humanitarian use in advance of any FDA approval for general commercial sales
•	incorporate data from Armed Forces Institute of Regenerative Medicine (AFIRM funding) to complete Pre-Market Approval application for FDA approval in adults
•	initiate and complete a pivotal Phase III study in order to assist us to obtain full regulatory approval for the treatment of massive burns.
•	utilize the safety data already available to begin a pilot study in patients with chronic wounds.
•	develop a sound regulatory strategy to obtain approval for the treatment of chronic wounds and use in plastic surgery.

In addition, we believe we can also sublicense use of product related intellectual property rights and regulatory information to others for commercial exploitation in other countries.

Competition

Several companies have developed products that propose to approach the markets described above.  Among those companies are:

•	Smith & Nephew Wound Management
•	Curative Health Services
•	Genzyme Biosurgery
•	Integra Life Sciences Corporation
•	LifeCell Corporation
•	Organogenesis Inc
•	Ortec International, Inc
•	Hy-Gene

Each of these companies has a proprietary approach to these markets, but none has yet penetrated the markets fully.  Conversely, our products are believed to be superior in design and function and, thus, provide significant advantages over the above competitors.  The advantages of PermaDerm™ include simultaneous delivery of epidermal keratinocytes and fibroblasts on a prefabricated collagen implant.  This material has been utilized in pre-pivotal (Phase II level) studies that have been submitted to the FDA for review.  We plan to initiate and conclude a pivotal (Phase III level) multi-center study for data collection in order to assist us to obtain full market approval.

Government Regulation

Cultured skin substitutes that contain both cells and biomedical polymers are categorized as Class III medical devices by FDA.  This classification requires that multi-center studies be performed to verify the safety and efficacy of the device.  Multi-center studies usually occur at the Phase III level of assessment.  The format for data collection in a Phase III study may follow either a Pre-Market Approval (PMA), or Product Development Protocol (PDP).  It is most probable that our products for wound care will follow the PDP format because it is believed to provide greater flexibility for modification of clinical protocols during the performance of the study.  Before full marketing of PermaDerm™ can proceed, either a PMA or PDP approval must be obtained from FDA.  However, early marketing can begin under designation of PermaDerm™ as a Humanitarian Use Device (HUD), which we will seek to obtain.

During Phase III-level multi-center studies, HUD marketing of PermaDerm™ can begin.  Marketing of PermaDerm™ under HUD designation will facilitate clinical experience with the product, and expedite full market penetration after completion of a PMA or PDP.  The HUD designation has already been received and, upon completion of the Lonza Transaction, will be transferred to us as part of a licensing agreement with the University of Cincinnati, which will allow immediate manufacture and sale of PermaDerm™ for treatment of catastrophic burns.  Subsequent to the transfer of the HUD designation, a Humanitarian Device Exemption (HDE) application must be submitted to specify the protocol for clinical use of the HUD.  We have commenced preparation of the HDE application and we expect to file it with the FDA by the end of this year.  FDA is permitted 6 months for review of HDE applications.  After approval of the HDE, sales of the HUD can begin.  HDEs are reviewed as PMAs that are not required to demonstrate evidence of efficacy.  Each hospital that uses the HUD must activate  study protocol (which must be reviewed and approved by a local Institutional Review Board (IRB)) to monitor risks and possible adverse reactions.  We will develop a standard study protocol, and act as liaison to activate the protocol at each hospital.

The Pediatric Medical Device Safety and Improvement Act of 2007 (Public Law 110-85) provides that HDE applications for devices for pediatric use only, or for use in both pediatric and adult patients, that are approved on or after September 27, 2007, are assigned an annual distribution number (ADN) and may be sold for profit (subject to the upper limit of the AND).  In addition, once a product receives a HUD designation, the developer of the product receives up to seven years market exclusivity for a specific indication following the product’s approval by the FDA.  The HUD designation also requires that there be no comparable product in the market place.  If  we submit a PMA application for the product, the HUD designation, and related market exclusivity, could be terminated early.

Unrestricted sales of PermaDerm™ will require approval of either a PMA or PDP after data for safety and efficacy are collected from a multi-center study.  We are currently discussing the design of the multi-center study with the FDA.  Based on the proposed design, the study is estimated to require enrollment and treatment of not more than 100 patients, and follow-up for one year.  Enrollment and treatment are expected to require one year.  After collection of data and submission to FDA, one year is planned for FDA’s review and decision.  Therefore, we plan that performance of the multi-center study and a decision from FDA will require three years after certification of the manufacturing facility by FDA.

Employees

As of July 21, 2010 we have six employees. Upon the closing of a financing, we plan to hire approximately six additional employees, most of whom have been identified.  We believe we enjoy good employee relations.  None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

Properties

Our corporate headquarters are located at 10 High Court, Little Falls, NJ  07424.

Risk Factors

A smaller reporting company is not required to provide this information.

Financial Information

The information required by this item is incorporated herein by reference to our Form 10-Q, filed with the SEC on July 15, 2010 for its third quarter ended June 30, 2010, under the heading Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of common stock and by officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 2,375,000 shares of common stock issued and outstanding on July 15, 2010.  We recently submitted to FINRA a 34 to 1 forward split of our issued and outstanding common stock, which will be effective the date FINRA processes the corporate action.  We expect this to occur within the next couple weeks.

Name and address of new beneficial owner	Amount of Beneficial Ownership	Approximate Percent of Class of Common Stock

Randall McCoy	1,660,125(1)	69.9%

Total Officers and Directors(1 person)	1,660,125	69.9%

(1)	Includes 1,425,000 shares held in the name of Randall McCoy and 235,125 shares held in the name of Pous LLC, owned by a relative of Mr. McCoy.

There are no arrangements known to us, the operation of which may, at a subsequent date, result in a change in control.

Directors and Executive Officers

The following table sets forth certain information, as of July 15, 2010, with respect to our directors and executive officers.

Name	Age	Principal Positions With Us
Randall McCoy	61	Chief Executive Officer
Joseph Connell	54	President
J. Roy Nelson	64	Chief Financial Officer
David Schmidt	47	Chief Operating Officer
Richard Koeninger	70	Director of Regulatory Affairs
Lauri-Ann Hahn	39	Director of Clinical Trials

Business Experience

Randall McCoy has served as our Chief Executive Officer and sole director since July 2010.  Prior to joining the Company, Mr. McCoy served as President of McCoy Enterprises LLC since its founding in May 2002.  Mr.  McCoy has more than 37 years of experience in the healthcare industry and has assisted both small and major pharmaceutical/device companies address FDA issues.  He served as Laboratory Manager and Instructor at both George Washington University and Temple Medical School, and served as Program Manager at the Stanford Research Institute, Healthcare Division, of the David Sarnoff Research Center.  Mr. McCoy has also helped over 225 foreign and domestic companies introduce their FDA regulated drug and medical device products into the US and world market.  He currently holds over 30 US and international patents.

Joseph Connell has served as our President since July 2010.  Prior to joining the Company, Mr.  Connell served as a consultant with Connell & Associates, which he founded in 2005.  Mr.  Connell has more than 26 years of pharmaceutical and biotechnology sales and marketing experience.  He has served as a senior executive officer of startup and specialty pharmaceutical companies, and has had global responsibilities for nasal, pulmonary and aerosol drug delivery as well as formulations, analytical chemistry, stability and contract manufacturing of solids, liquids and parenterals.  Mr.  Connell has had the opportunity to hire, train, and deploy the entire sales forces of several companies and his expertise is in targeted selection, compensation, CRM automation and territory alignment.  He has been instrumental in the launch of more than 25 major pharmaceutical products and devices.  He has expertise in the areas of dermatology, wound healing, cardiovascular, infectious diseases, gastroenterology, oncology, pain management, anesthesiology, and diabetes.  In addition, Mr. Connell has been involved in global efforts with aerosol, nasal and pulmonary drug delivery devices.

J. Roy Nelson Ph.D has served as our interim Chief Financial Officer since July 2010.  Prior to joining the Company, Dr. Nelson served as CFO & VP of Research for Visual Industries, Inc. from 2003 to 2010.  Dr. Nelson also is CFO for One Dome At A Time, LLC, a non-profit corporation building hurricane and earthquake resistance homes in Haiti.  In addition, he served as a Chemical Staff Specialist for USAMERDC Materials Research Laboratories at Ft.  Belvoir, a Formulator at Avery Products Corporation Research Center, and as a Research Staff Member at RCA/SRI International at the  Sarnoff Research Center.  He is a specialist in fine particle technology and polymer science and chemistry.  Dr.  Nelson received his B.S.  degree in chemistry from UCLA, his M.S.  in synthetic organic chemistry from the University of Illinois and a Ph.D.  in material/polymer science from Penn State University.  His material testing facility has a Schedule II Drug License and is FDA & DEA audited.  He currently holds over 20 US and international patents.

David Schmidt has served as  our Chief Operating Officer since July 2010. Prior to joining the Company, he served as strategic advisor to chemical and materials companies under Materials to Market since 2008.  From 2004 to 2008, Mr. Schmidt was a leader of Commercial Excellence, Strategic Marketing & Business Development activities at Honeywell International Specialty Materials.  In addition, he has held executive officer positions with Plasmion Corporation, Inc., Film Specialties, Inc. and public company Hydromer, Inc.  Mr. Schmidt is a graduate of Lehigh University.

Richard Koeninger M.S.  has served as  our Director of Regulatory Affairs since July 2010.  Prior to joining the Company, he served as a consultant for RMK Consulting, Inc., which he founded in 1998.  In addition, Mr. Koeninger served for 29 years as a Field Investigator, Drug and Device Specialist with The United States Food and Drug Administration (FDA).  His duties while working overseas for the FDA included serving as Associate Director for the Division of Emergency and Investigational Operations, Criminal Investigator, Compliance Officer and Resident in Charge.  Mr.  Koeninger has served on clinical trials Institutional Review Boards (IRB) and has conducted FDA Pre-approval medical device and pharmaceutical investigations.  While with the FDA, Mr.  Koeinger held the distinction of being The International FDA Expert for Drugs and Devices.

Lauri-Ann Hahn, R.N., B.S.N.  has served as our Director of Clinical Trials of since July 2010.  Prior to joining the Company, Ms. Hahn served as a Clinical Research Associate with The Institute for Transfusion Medicine – The Hemophilia Center of Western Pennsylvania from 2008 to 2009.  In addition, she served as Associate Director of Clinical Trials/Senior Project Manager, Cell Therapy, for Lonza Walkersville, Inc. (an affiliate of Lonza Group Ltd.) from 2006 to 2008, wherein she gained direct experience working with the Cultured Skin Substitute.  From 2001 to 2005, Ms. Hahn was the Head of Clinical Research at the University of Pittsburgh Department of Urology.  She has been involved with clinical trials since 1995, and she has developed and trained Good Clinical Practices quality systems.  She is experienced in all areas of clinical research from planning studies to clinical report submissions to the FDA, and has held positions as a Sponsor, Clinical Research Organization and Clinical Investigator.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board, absent an employment agreement.

Executive Compensation

The information required by this item is incorporated herein by reference to our Form 10-K, filed with the SEC on January 17, 2010, under the heading Executive Compensation.

The manner and amount of compensation for above-referenced new officers and sole director has not yet been determined.

Certain Relationship and Related Transactions, and Director Independence

The information required by this item is incorporated herein by reference to our Form 10-K, filed with the SEC on January 17, 2010, under the heading Certain Relationship and Related Transactions, and Director Independence.

Legal Proceedings

The information required by this item is incorporated herein by reference to our Form 10-K, filed with the SEC on January 17, 2010, under the heading Legal Proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

We anticipate changing our name and conducting a forward split of our outstanding common stock.  These corporate actions will results in a new symbol once processed.

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by the FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “WDST.” The following are the high and low sale prices for the common stock by quarter as reported by the OTC Bulletin for fiscal years ended September 30, 2009 and 2008.

Fiscal Year Ended September 30, 2009
Quarter Ended	High $	Low $
September 30, 2009	0	0
June 30, 2009	0	0
March 31, 2009	0	0
December 31, 2008	0	0

Fiscal Year Ended September 30, 2008
Quarter Ended	High $	Low $
September 30, 2008	0	0
June 30, 2008	0	0
March 31, 2008	0	0
December 31, 2007	0	0

The quotations and ranges listed above, if any, were obtained from OTCBB.  The quotations, if any, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $4.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

We are authorized to issue 90,000,000 shares of common stock with a par value of $0.001 per share as well as 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of July 15, 2010 we had 2,375,000 shares of common stock outstanding. Our shares are held by approximately 59 shareholders or record.  We recently submitted to FINRA a 34 to 1 forward split of our issued and outstanding common stock, which will be effective the date FINRA processes the corporate action.  We expect this to occur within the next couple weeks.

Dividends

The Company has not declared, or paid, any cash dividends since inception and does not anticipate declaring or paying a cash dividend for the foreseeable future.

Nevada law prohibits our board from declaring or paying a dividend where, after giving effect to such a dividend, (i) we would not be able to pay our debts as they came due in the ordinary course of our business, or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the rights of any creditors or preferred stockholders.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Recent Sales of Unregistered Securities

On July 15, 2010, we entered into a Debt Conversion Agreement with Mr. Randall McCoy and agreed to convert $2,250 in debt held by Mr. McCoy into 225,000 shares of our common stock.

Description of Registrant’s Securities to be Registered

None

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Financial Statements and Supplementary Data

The information required by this item is incorporated herein by reference to our Form 10-K, filed with the SEC on January 17, 2010, under the heading Exhibits, Financial Statements Schedules.  The information required by this item is also incorporated herein by reference to our Form 10-Q filed with the SEC on July 15, 2010, under the heading Financial Statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 5.01 below is incorporated by reference herein.

As heretofore indicated in Item 5.01, both Siew Mee Fam and Sze Yein Wong have resigned from all positions of the Company and have been replaced by the following, which are our officers and directors as of July 15, 2010:

Name	Age	Principal Positions With Us
Randall McCoy	61	Chief Executive Officer
Joseph Connell	54	President
J. Roy Nelson	64	Chief Financial Officer
David Schmidt	47	Chief Operating Officer
Richard Koeninger	70	Director of Regulatory Affairs
Lauri-Ann Hahn	39	Director of Clinical Trials

Item 5.03. Amendments to Articles of Incorporation.

On July 19, 2010, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger whereby we merged with our wholly-owned subsidiary in a parent/ subsidiary merger with us as the surviving corporation. This merger, which became effective as of July 19, 2010, was completed pursuant to Section 92A.180 of the Nevada Revised Statutes and performed for the exclusive purpose of changing our name. Shareholder approval to this merger was not required under Section 92A.180. Upon completion of this merger, our name has been changed to "Regenicin, Inc." and our Articles of Incorporation have been amended to reflect this name change.

Section 8 – Other Events

Item 8.01 Other Events

On July 16, 2010, our board of directors approved an action for a 34-for-1 forward stock split of our currently issued and outstanding common stock.

Prior to approval of the forward split, we had a total of 2,375,000 issued and outstanding shares of $0.001 par value common stock.  On the effective date of the forward split, which occurs upon completion of the review of FINRA of the corporate action, we will have a total of 80,750,000 issued and outstanding shares of $0.001 par value common stock.

We filed a Certificate of Change with the Nevada Secretary of State in connection with the forward split, which is attached hereto as Exhibit 3.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Assignment of Assets Agreement, dated July 15, 2010
3.1	Articles of Merger, dated July 19, 2010
3.2	Certificate of Change, dated July 19, 2010
10.1	Stock and Debt Purchase Agreement, dated July 15, 2010
10.2	Debt Conversion Agreement, dated July 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: July 21, 2010